Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-72900 on Form S-8 of Duke Energy Corporation, of our report dated June 30, 2008, appearing in this Annual Report on Form 11-K of the Cinergy Corp. Union Employees’ 401(k) Plan (the “Plan”) for the year ended December 31, 2007.

/S/ MCCONNELL & JONES LLP Houston, Texas June 30, 2008